EXHIBIT 10


                      [THE CHICAGO CORPORATION LETTERHEAD]






April 13, 1995




Confidential
- ------------

General Signal Corp.
One High Ridge Park
P. O. Box 10010
Stamford, Connecticut 06904-2010

Attention:  Mr. Philip A. Goodrich
            Vice President-Corporate Development

Gentlemen:

This confidentiality agreement is sent to you on behalf of Best Power Technology, Incorporated ("Best" or the "Company"). We have been authorized to enter into this agreement on behalf of the Company.

In connection with your considering the possibility of participating in a joint venture or partnership, partial or other business combination, or investment or other transaction with respect to Best, you have requested certain financial information and projections and other information concerning the Company. As a condition to the Company furnishing to you and your Representatives (as defined herein) the Evaluation Material (as defined herein) that has not heretofore been made available to the public, you agree that for a period of two (2) years from the receipt of any Evaluation Material hereunder, you will (i) treat the Evaluation Material furnished to you by the Company, or the Company's Representatives, at any time in connection with such transaction, in accordance with the provisions of this letter agreement, and (ii) take or abstain from taking certain other actions herein set forth.

As used herein, the term "Evaluation Material" refers to any and all data, reports, analyses, compilations, studies, projections, forecasts, records and all other financial, technical, commercial or other information concerning the business and affairs of the Company (whether prepared by the Company, its advisors or otherwise) that may be provided to you, irrespective of the form of
the communication, by or on behalf of the Company.   The term "Evaluation
Material" also includes all analyses, compilations, studies or other material prepared by you or your partners, directors, employees, agents, advisory, representatives of your advisors and any commercial or investment banks participating in the financing of any transaction (collectively, your "Representatives") containing or based on in whole or in part, any information furnished by the Company or any of its representatives. The term


















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"Evaluation Material" does not include information which (i) is already in your or your Representative's possession, provided that such information is not known by you or your Representatives to be the subject of another confidentiality agreement with, or other obligation of secrecy to, the Company,
(ii) becomes generally available to the public other than as a result of a disclosure by you or your Representatives in violation of this Agreement, or
(iii) becomes available to you or your Representatives from a source other than the Company or its Representatives, provided that such source is not known by you or the party receiving such information to be bound by a confidentiality agreement with, or other obligation of secrecy to, the Company which would prohibit such source from making such information available to the party receiving the same, or (iv) is independently developed by you without any use of the Evaluation Material.

In connection with the Evaluation Material:

(1) You hereby recognize and acknowledge the competitive value and confidential nature of the Evaluation Material and the damage that could result to Best if information contained therein is disclosed to any third party.

(2) You hereby agree that the Evaluation Material will be used solely for the purpose of evaluating a possible transaction between you and Best as set forth on the first page of this letter agreement. You also hereby agree that you will not, without the prior written consent of Best or the Company's authorized representative, disclose any of the Evaluation Material now or hereafter received or obtained from Best or Best's representatives to any person unless otherwise permitted by this agreement or unless you are required to do so by applicable law or legal process; provided, however, that any such information may be disclosed to your Representatives who need to know such information for the purpose of evaluating your possible participation in a transaction with Best (it being understood that such persons shall be informed by you of the confidential nature of such information and shall agree to treat such information confidentially). You agree to be responsible for any breach of this Agreement by any of your representatives. The term "person", as used in this confidentiality agreement, shall be broadly construed to include, without limitation, any corporation, limited liability company, partnership or individual.

(3)  In addition, without the prior written consent of Best or

































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General Signal Corp.
April 13, 1995
Page 3



     Best's authorized representative, you will not and you will direct your Representatives not to disclose to any person (i) either the fact that discussions or negotiations are taking place concerning such a possible transaction or any of the terms, conditions or other facts with respect to any such possible transaction, including the status thereof or the termination of discussions or negotiations with the Company or (ii) the fact that this Agreement exists or that Evaluation Material has been made available to you; provided, however, that the foregoing shall not apply to such disclosures as are required by law or legal process.

(4) If you determine not to proceed with a transaction or any transaction contemplated by this confidentiality agreement is not consummated: (a) neither you nor your Representatives shall, without the prior written consent of Best or Best's authorized representatives, use any of the Evaluation Material now or hereafter received or obtained from Best or Best's representatives, for any purpose; and (b) you shall redeliver to the Company or destroy all tangible Evaluation Material and any other tangible material containing, prepared on the basis of, or reflecting any information in the Evaluation Material (whether prepared by the Company, its advisors or otherwise) and will not retain any copies, extracts or other reproductions in whole or in part of such tangible material.

(5) You agree that Best shall be entitled to equitable relief, including injunction and specific performance, in the event of any breach of this agreement, in addition to all other remedies available to Best at law or in equity.

(6) If you are advised by your counsel that facts (a) disclosed in the Evaluation Material or (b) not permitted to be disclosed pursuant to paragraphs (2) or (3) above (other than pursuant to the provisos in those paragraphs), must be disclosed in accordance with applicable law or legal process, including disclosures necessary for you to comply with the Securities Exchange Act of 1934, as amended, (the "Exchange Act") and the rules and regulations thereunder, including any disclosures required to be made in accordance with Schedule 13D of the Exchange Act, such disclosures shall contain only those disclosures which you are legally compelled to disclose and shall be made at the latest time practicable consistent, in the opinion of your counsel, with your obligations under the Exchange Act; and provided that


























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General Signal Corp.
April 13, 1995
Page 4



     any disclosure required to be made by law or legal process shall first be disclosed to the Company in the form proposed to be otherwise disclosed at least one business day prior to making such disclosure and you shall cooperate with the Company in order that the necessary disclosures may be made in a manner minimizing any risk to the Company and its business.

(7) If you or anyone to whom you supply the Evaluation Material receives a request to disclose all or any part of the information contained in the Evaluation Material or the matters referred to in the preceding paragraphs under the terms of a subpoena, order, civil investigative demand or similar process issued by a court of competent jurisdiction or by a governmental body, you agree to (i) immediately notify Best of the existence, terms and circumstances surrounding such request; (ii) take reasonable steps to consult with Best on the advisability of taking legally available steps to resist or narrow such request; and (iii) if disclosure of such information is required, furnish only that portion of the Evaluation Material which, in the opinion of your counsel, you are legally compelled to disclose and exercise your efforts at the expense of the Company to obtain an order or other reliable assurance that confidential treatment will be accorded to such portion of the disclosed information which the Company so designates.

(8) You hereby acknowledge that you are aware, and that you will advise each of your Representatives who are aware of the matters which are the subject of this letter, that the United States securities laws prohibit any person who has received from an issuer material, non-public information concerning the matters which are the subject of this letter from purchasing or selling securities of such issuer or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities.

(9) You understand and agree that neither we nor Best makes any representation or warranty as to the accuracy or completeness of the Evaluation Material. The Evaluation Material is not intended to provide the sole basis for any investment or other decision and you understand that you must determine the relevance of the Evaluation Material and any decision should be based on such investigation as you may conclude is appropriate. In addition, you agree that


























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General Signal Corp.
April 13, 1995
Page 5



     neither we nor Best, nor Best's representatives, shall have any liability to you, your Representatives or any other third party resulting from the use of the Evaluation Material by you or your Representatives, except as may be hereinafter agreed to in a definitive agreement against which liability may be claimed.

(10) You agree that, for a period of two (2) years from the date of this Agreement, unless such action shall have been specifically requested in writing by the Board of Directors of the Company, neither you nor any of your Representatives, affiliates or associates (as such terms are defined under the Exchange Act) will in any manner, directly or indirectly, (a) effect or seek, offer or propose (whether publicly or otherwise) to effect, or cause or participate in (i) any acquisition of any securities (or beneficial ownership thereof) or assets of the Company or any of its subsidiaries; (ii) any tender or exchange offer or merger or other business combination involving the Company or any of its subsidiaries;
     (iii) any recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction with respect to the Company or any of its subsidiaries; or (iv) any "solicitation" of "proxies" (as such terms are used in the proxy rules of the Securities and Exchange Commission) or consents to vote any voting securities of the Company, (b) form, join or in any participate in a "group" (as defined under the Exchange Act), (c) otherwise act, alone or in concert with others, to seek to control or influence the management, Board of Directors or policies of the Company,
     (d) take any action which might force the Company to make a public announcement regarding any of the types of matters set forth in (a) above, or (e) enter into any discussions or arrangements with any third party with respect to any of the foregoing. You also agree during any such period not to request the Company (or its directors, officers, employees or agents), directly or indirectly, to amend or waive any provision of this paragraph. Nothing contained in this paragraph 10 shall restrict you from taking any action in the event the Company publicly announces that it is considering a specific transaction with respect to, or has entered into any arrangement or understanding with respect to, the sale of all or any substantial portion of the Company (other than any such arrangement or understanding with you), or from making a tender offer for all of the outstanding capital stock of the Company after such time as a third party has commenced,



























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General Signal Corp.
April 13, 1995
Page 6



     within the meaning of Rule 14d-2 of the Exchange Act, a tender offer for the company at a lower value.

(11) You hereby agree that prior to consummation of a transaction contemplated by the first paragraph of this letter, without the prior written consent of the Company, neither you nor your affiliates or associates shall directly or indirectly, initiate, or engage or participate in any discussions or negotiations or enter into any agreement or arrangements regarding the sale of any assets of the Company except with respect to agreements with lenders providing financing for such transaction and provided that a definitive agreement then exists.

(12) You agree that if the transaction contemplated by this Agreement is not consummated, without the prior express written consent of the Company, neither you nor your agents shall directly or indirectly initiate any discussions or negotiations regarding the hiring of any officer or employee of the Company or its subsidiaries so employed at the time. Nothing contained herein shall preclude general solicitation of employment, through advertisements or similar means.

(13) You hereby represent that, as of the date hereof, you and your Affiliates and Associates and any other person or entity with whom you are acting in concert in connection with this matter or have formed a "group" within the meaning of Section 13(d)(3) of the Exchange Act do not beneficially own any shares of Common Stock of the Company for which we have any Securities or Exchange Act reporting responsibilities.

(14) You understand that (i) the Company and The Chicago Corporation ("TCC") shall conduct the process for a possible transaction as they in their sole discretion shall determine, (ii) the Company shall have the right to reject or accept any potential buyer, proposal or offer, for any reason whatsoever, in its sole discretion, and (iii) neither you nor any of your Representatives shall have any claims whatsoever against the Company or TCC or any of their respective directors, officers, stockholders, owners, affiliates or agents arising out of or relating to the transaction (other than those against the parties to a definitive agreement with you in accordance with the terms thereof).




























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General Signal Corp.
April 13, 1995
Page 7



(15) It is further understood and agreed that TCC will arrange for appropriate contacts for due diligence purposes. It is also understood and agreed that all (i) communications regarding a possible transaction, (ii) requests for additional information, (iii) requests for facility tours or management meetings and (iv) discussions or questions regarding procedures, will be submitted or directed exclusively to TCC, and that none of you or your Representatives who are aware of the Evaluation Material and/or the possibility of a transaction will initiate or cause to be initiated any communication with any director, officer or employee of the Company concerning the Evaluation Material, a transaction or any other aspect of the business, governance or direction of the Company.

(16) You agree that unless and until a definitive agreement between the Company and you with respect to any transaction has been executed and delivered, neither the Company nor you will be under any legal obligation of any kind whatsoever with respect to such transaction, other than as specifically set forth therein.

(17) This agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute the same agreement. This agreement shall expire two (2) years from the date of signing at which time you shall return any Evaluation Materials in your possession.

(18) The agreement evidenced by this confidentiality agreement shall be governed by the laws of the State of New York.

Please indicate your agreement with the terms of this confidentiality agreement by signing and returning to us the enclosed copy of this confidentiality agreement.

                              Sincerely,

                              THE CHICAGO CORPORATION



                              By:  /s/ Frederic D. Floberg
                                  ----------------------------

ACCEPTED AND AGREED
This 13th day of April, 1995

























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General Signal Corp.
April 13, 1995
Page 8




GENERAL SIGNAL CORP.

By: /s/ Philip A. Goodrich
    -------------------------
Title: Vice President


























































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